EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders of Tag-It Pacific, Inc.

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 14, 2003, relating to the consolidated financial statements of Tag-It Pacific, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.



/s/ BDO Seidman, LLP
____________________
BDO Seidman, LLP


Los Angeles, California
August 15, 2003